CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors:  The South Financial Group

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement of The South Financial Group (formerly named Carolina First Corporation) on Form S-3 (File No. 333-06975) and the registration statements on Forms S-8 (File Nos. 333-67745, 333-83519, 333-96141 and 333-31948) of our report dated January 31, 1998, relating to the consolidated financial statements of ComSouth Bankshares, Inc. for the year ended December 31, 1997 included (or incorporated by reference) in Anchor Financial Corporation's Form 10-K for the year ended December 31, 1999.

                                      /s/ J.W. HUNT AND COMPANY, LLP




Columbia, South Carolina
June 14, 2000